Filed pursuant to Rule 433(d)

Registration Statement No. 333-121782-04

PRELIMINARY TERM SHEET
$821,095,000 (Approximate Offered Certificates)
Asset-Backed Pass-Through Certificates, Series 2006-W2 February 13, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. (Originator) Ameriquest Mortgage Company (Master Servicer)

All terms and statements are subject to change.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

PRELIMINARY TERM SHEET DATED February 13, 2006

Argent Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-W2

$ 821,095,000

(Approximate Offered Certificates)

Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2A	237,774,000	FLT/SEQ/SR	1.00 / 1.00	1 - 21 / 1 - 21	0	Actual/360	March 2036	Aaa/AAA/AAA	21.50%
A-2B	261,635,000	FLT/SEQ/SR	3.00 / 3.00	21 - 82 / 21 - 88	0	Actual/360	March 2036	Aaa/AAA/AAA	21.50%
A-2C	31,286,000	FLT/SEQ/SR	6.83 / 9.96	82 - 82 / 88 - 186	0	Actual/360	March 2036	Aaa/AAA/AAA	21.50%
M-1	71,200,000	FLT/MEZ	4.89 / 5.42	44 - 82 / 44 - 164	0	Actual/360	March 2036	Aa1/AA+/AA+	17.05%
M-2	50,400,000	FLT/MEZ	4.77 / 5.28	42 - 82 / 42 - 152	0	Actual/360	March 2036	Aa2/AA/AA	13.90%
M-3	31,200,000	FLT/MEZ	4.72 / 5.20	41 - 82 / 41 - 144	0	Actual/360	March 2036	Aa3/AA-/AA	11.95%
M-4	28,000,000	FLT/MEZ	4.69 / 5.16	40 - 82 / 40 - 139	0	Actual/360	March 2036	A1/A+/A+	10.20%
M-5	26,400,000	FLT/MEZ	4.67 / 5.11	39 - 82 / 39 - 133	0	Actual/360	March 2036	A2/A/A	8.55%
M-6	24,800,000	FLT/MEZ	4.64 / 5.05	39 - 82 / 39 - 127	0	Actual/360	March 2036	A3/A-/A-	7.00%
M-7	24,000,000	FLT/MEZ	4.63 / 4.99	38 - 82 / 38 - 119	0	Actual/360	March 2036	Baa1/BBB+/BBB+	5.50%
M-8	20,000,000	FLT/MEZ	4.61 / 4.91	38 - 82 / 38 - 111	0	Actual/360	March 2036	Baa2/BBB/BBB	4.25%
M-9	14,400,000	FLT/MEZ	4.61 / 4.82	37 - 82 / 37 - 101	0	Actual/360	March 2036	Baa3/BBB-/BBB-	3.35%
Non-Offered Certificates
A-1	725,306,000	FLT/SR	Not Offered		0	Actual/360	March 2036	Aaa/AAA/AAA	21.50%
M-10	16,000,000	FLT/MEZ	Not Offered		0	Actual/360	March 2036	Ba1/BB+/BB+	2.35%
CE	37,600,622	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.

(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.

(3) To 10% Optional Termination at the pricing speed.

(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)

Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans

100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms

Parties: Depositor:	Argent Securities Inc.
Originator:	Argent Mortgage Company, L.L.C.
Seller, Sponsor and Master Servicer:

Ameriquest Mortgage Company.

Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.
Swap Provider:	[TBD]
Co-Lead Underwriters:	Barclays Capital Inc. and Deutsche Securities Inc.
Co-Managers:	BNP Paribas Securities Corp., JP Morgan Securities Inc., UBS Securities LLC
Collateral:
Mortgage Loans:

As of the Cut-off Date, 7,761 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,600,001,722 (the “Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 5,490 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $923,956,433 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,271 Adjustable-Rate and Fixed-Rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $676,045,289 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Dates:
Cut-off Date:	The close of business on February 1, 2006.
Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in March 2006.
Record Date:

Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.

Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of February 13, 2006.
Expected Closing Date:	On or about February 27, 2006.
Designations:
Certificates:	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W2.
Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.
Class A Certificates:	Class A-1, Class A-2A, Class A-2B, and Class A-2C Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Offered Certificates:	Class A-2A, Class A-2B, Class A-2C, and Class M Certificates (other than the Class M-10 Certificates).
Non-Offered Certificates:	Class A-1, Class M-10, Class CE, Class P and Residual Certificates.
Residual Certificates:	Class R and Class R-X Certificates.
Retained Certificates:	Class CE, Class P and Residual Certificates.
Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, and Class A-2C Certificates, which evidence interests in the Group II Mortgage Loans.
Other Terms:
Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.
ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.
Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.
Prepayment Period:

For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.
Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum) and (b) the Trustee Fee Rate (0.0013% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Credit Enhancement:	Excess Interest; Net Swap Payments, if any, received from the Swap Provider; Overcollateralization ("OC"); and Subordination.
Initial Overcollateralization Target Percentage:	Approximately 2.35%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:

The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial CE%	Target CE% On/After Stepdown Date
Class A	21.50%	2x Initial CE%
M-1	17.05%	2x Initial CE%
M-2	13.90%	2x Initial CE%
M-3	11.95%	2x Initial CE%
M-4	10.20%	2x Initial CE%
M-5	8.55%	2x Initial CE%
M-6	7.00%	2x Initial CE%
M-7	5.50%	2x Initial CE%
M-8	4.25%	2x Initial CE%
M-9	3.35%	2x Initial CE%
M-10	2.35%	2x Initial CE%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:

Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

Coupon Step-up:

After the Optional Termination Date, if the holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

Certificates	After Optional Termination
Class A Certificates	2 x Applicable Margin
Class M Certificates	1.5 x Applicable Margin

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $[1,485,801,599] (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.0000]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period.

Class A Principal Distribution Amount:

With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, and the Class A-2C Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage and then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.

Delinquency Trigger Event:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be 37.00%.

Cumulative Loss Test:

The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
March 2008 through February 2009	1.25% for the first month plus an additional 1/12th of 1.55% for each month thereafter
March 2009 through February 2010	2.80% for the first month plus an additional 1/12th of 1.60% for each month thereafter
March 2010 through February 2011	4.40% for the first month plus an additional 1/12th of 1.25% for each month thereafter
March 2011 through February 2012	5.65% for the first month plus an additional 1/12th of 0.65% for each month thereafter
March 2012 and thereafter	6.30%

Payment Priority:

On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
3/25/06	1,485,801,598.90	2/25/09	269,724,218.70
4/25/06	1,476,177,074.88	3/25/09	261,138,226.93
5/25/06	1,466,179,353.45	4/25/09	252,864,963.17
6/25/06	1,447,744,842.09	5/25/09	244,926,314.72
7/25/06	1,429,217,417.94	6/25/09	237,239,803.28
8/25/06	1,410,493,927.49	7/25/09	229,815,817.15
9/25/06	1,382,824,823.30	8/25/09	222,583,947.44
10/25/06	1,355,406,523.09	9/25/09	215,522,915.28
11/25/06	1,327,853,990.43	10/25/09	208,599,886.52
12/25/06	1,283,412,962.87	11/25/09	201,802,008.88
1/25/07	1,240,090,176.78	12/25/09	195,230,747.07
2/25/07	1,197,654,103.10	1/25/10	188,869,038.91
3/25/07	1,143,146,396.41	2/25/10	182,720,474.92
4/25/07	1,091,096,881.54	3/25/10	176,769,736.26
5/25/07	1,041,443,829.36	4/25/10 and	0
6/25/07	993,368,823.87	thereafter
7/25/07	947,552,971.44
8/25/07	903,312,792.98
9/25/07	839,613,197.39
10/25/07	780,397,818.80
11/25/07	725,137,439.27
12/25/07	660,362,133.73
1/25/08	601,533,784.47
2/25/08	417,169,969.85
3/25/08	407,194,493.66
4/25/08	397,219,017.47
5/25/08	387,243,541.29
6/25/08	377,268,065.10
7/25/08	367,292,588.91
8/25/08	357,317,112.73
9/25/08	306,390,126.88
10/25/08	299,056,945.24
11/25/08	291,723,763.61
12/25/08	284,390,581.97
1/25/09	277,057,400.34

PART IV: COLLATERAL STATISTICS

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	7,761

Aggregate Current Principal Balance	$1,600,001,721.79
Average Current Principal Balance	$206,159.22		$20,000.00 to $850,000.00

Aggregate Original Principal Balance	$1,600,964,547.00
Average Original Principal Balance	$206,283.28		$20,000.00 to $850,000.00

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.76%

Weighted Avg. Gross Coupon	8.173%		5.500% to 12.900%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		175 to 360

Weighted Avg. Margin(ARM Loans Only)	5.992%		3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.169%		11.500% to 18.600%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.169%		5.500% to 12.600%

Weighted Avg. Original LTV (1)	81.57%		13.80% to 100.00%

Weighted Avg. Borrower FICO	611		500 to 813

Geographic Distribution (Top 5)	CA	29.54%
	FL	14.18%
	AZ	7.38%
	IL	5.49%
	NY	5.05%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	3,519	698,315,946.80	43.64	359	39.81	8.499	595	81.42
2 YR/6MO LIB - 2YR IO	16	5,389,430.00	0.34	356	38.17	7.033	651	87.64
2 YR/6MO LIB - 40YR	353	102,384,517.67	6.40	359	40.81	8.004	606	82.95
2 YR/6MO LIB - 5YR IO	819	255,751,353.78	15.98	359	41.03	7.548	662	82.96
3 YR/6MO LIB	1,346	260,015,378.69	16.25	359	39.82	8.196	600	80.66
3 YR/6MO LIB - 3YR IO	6	1,179,471.02	0.07	356	32.74	6.673	655	89.57
3 YR/6MO LIB - 40YR	154	41,740,886.85	2.61	359	41.54	7.793	615	82.77
3 YR/6MO LIB - 5YR IO	202	54,843,223.34	3.43	359	41.10	7.466	651	84.31
FIXED RATE	1,268	160,476,168.73	10.03	353	39.80	8.311	607	79.56
FIXED RATE - 40YR	65	15,820,889.64	0.99	359	41.10	7.485	613	76.64
FIXED RATE - 5YR IO	13	4,084,455.27	0.26	358	41.72	6.840	678	80.91
Total:
7,761	1,600,001,721.79	100.00	358	40.16	8.173		611	81.57
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 25,000.00	30	678,164.00	0.04	359	40.80	10.515	654	100.00
25,000.01 - 50,000.00	114	4,281,299.00	0.27	360	40.99	11.324	654	99.86
50,000.01 - 100,000.00	1,531	121,368,039.00	7.58	355	37.83	8.876	596	82.55
100,000.01 - 150,000.00	1,770	221,416,405.00	13.83	358	38.91	8.510	598	81.03
150,000.01 - 200,000.00	1,301	227,198,351.00	14.19	358	39.26	8.248	604	79.81
200,000.01 - 250,000.00	874	196,324,348.00	12.26	358	40.14	8.198	610	80.44
250,000.01 - 300,000.00	620	170,562,963.00	10.65	358	40.72	8.048	613	81.46
300,000.01 - 350,000.00	454	147,352,506.00	9.20	359	41.53	7.924	613	81.07
350,000.01 - 400,000.00	295	110,118,733.00	6.88	358	40.79	7.885	621	82.35
400,000.01 - 450,000.00	236	100,437,153.00	6.27	358	42.31	8.043	620	83.81
450,000.01 - 500,000.00	186	88,784,590.00	5.55	359	40.96	7.861	627	83.93
500,000.01 - 550,000.00	123	64,535,569.00	4.03	359	41.76	7.765	631	81.79
550,000.01 - 600,000.00	88	50,432,855.00	3.15	359	40.59	7.934	627	85.13
600,000.01 - 650,000.00	62	38,763,771.00	2.42	359	41.89	7.820	624	82.94
650,000.01 - 700,000.00	24	16,336,650.00	1.02	358	41.40	7.778	618	81.57
700,000.01 - 750,000.00	15	10,966,001.00	0.68	358	37.59	7.801	612	81.45
750,000.01 +	38	31,407,150.00	1.96	359	38.08	8.026	616	76.90
Total:	7,761	1,600,964,547.00	100.00	358	40.16	8.172	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	30	677,935.00	0.04	359	40.80	10.515	654	100.00
25,000.01 - 50,000.00	114	4,280,464.91	0.27	360	40.99	11.324	654	99.86
50,000.01 - 100,000.00	1,531	121,242,748.35	7.58	355	37.83	8.877	596	82.55
100,000.01 - 150,000.00	1,770	221,246,619.55	13.83	358	38.91	8.510	598	81.03
150,000.01 - 200,000.00	1,302	227,255,608.68	14.20	358	39.26	8.249	604	79.81
200,000.01 - 250,000.00	873	196,016,507.02	12.25	359	40.14	8.197	610	80.43
250,000.01 - 300,000.00	621	170,777,313.62	10.67	358	40.73	8.045	613	81.47
300,000.01 - 350,000.00	454	147,322,095.64	9.21	359	41.50	7.923	614	81.06
350,000.01 - 400,000.00	294	109,723,111.90	6.86	358	40.82	7.890	621	82.36
400,000.01 - 450,000.00	236	100,394,168.30	6.27	358	42.31	8.043	620	83.81
450,000.01 - 500,000.00	186	88,741,135.75	5.55	359	40.96	7.861	627	83.93
500,000.01 - 550,000.00	125	65,603,523.62	4.10	359	41.83	7.752	630	81.58
550,000.01 - 600,000.00	86	49,301,320.60	3.08	359	40.46	7.955	628	85.49
600,000.01 - 650,000.00	62	38,750,340.21	2.42	359	41.89	7.820	624	82.94
650,000.01 - 700,000.00	24	16,326,994.39	1.02	358	41.40	7.778	618	81.57
700,000.01 - 750,000.00	15	10,954,398.85	0.68	358	37.58	7.801	612	81.45
750,000.01 +	38	31,387,435.40	1.96	359	38.08	8.026	616	76.90
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	25	2,646,407.80	0.17	179	32.99	7.929	613	66.75
181 - 240	40	5,087,675.28	0.32	239	38.07	7.844	604	73.13
301 - 360	7,696	1,592,267,638.71	99.52	359	40.18	8.174	611	81.62
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	32	8,258,840.73	0.52	356	37.32	5.746	639	77.95
6.000 - 6.499	187	52,927,324.25	3.31	358	39.88	6.292	638	77.45
6.500 - 6.999	784	205,706,727.53	12.86	358	41.15	6.780	631	78.09
7.000 - 7.499	942	226,173,752.34	14.14	357	40.36	7.245	631	78.84
7.500 - 7.999	1,381	313,923,763.22	19.62	358	39.98	7.738	623	80.20
8.000 - 8.499	1,036	209,887,318.37	13.12	358	40.44	8.231	605	81.82
8.500 - 8.999	1,164	223,578,835.59	13.97	358	39.87	8.728	595	83.39
9.000 - 9.499	744	133,930,979.17	8.37	359	40.12	9.226	586	84.84
9.500 - 9.999	646	110,258,200.63	6.89	359	38.68	9.719	588	86.86
10.000 - 10.499	309	46,895,225.57	2.93	359	39.95	10.225	587	86.73
10.500 - 10.999	211	35,597,535.93	2.22	359	40.27	10.744	583	84.33
11.000 - 11.499	98	11,136,798.48	0.70	359	41.51	11.226	585	84.70
11.500 - 11.999	109	11,870,729.93	0.74	358	39.94	11.696	606	88.04
12.000 - 12.499	88	7,572,444.88	0.47	360	42.59	12.206	599	88.26
12.500 - 12.999	30	2,283,245.17	0.14	360	40.97	12.623	602	91.50
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 - 25.00	7	521,526.00	0.03	359	34.89	7.986	600	22.59
25.01 - 30.00	11	1,241,008.89	0.08	345	30.72	8.151	586	28.04
30.01 - 35.00	26	3,199,504.07	0.20	356	37.34	7.930	581	32.55
35.01 - 40.00	27	4,481,974.35	0.28	352	41.05	7.656	590	37.15
40.01 - 45.00	41	6,085,650.44	0.38	350	41.26	7.888	583	42.80
45.01 - 50.00	81	14,572,482.31	0.91	356	38.97	7.860	592	47.82
50.01 - 55.00	82	14,546,042.33	0.91	355	39.86	8.157	587	52.48
55.01 - 60.00	146	27,895,755.82	1.74	356	39.53	7.644	591	57.92
60.01 - 65.00	256	52,493,915.82	3.28	358	41.42	7.936	579	63.62
65.01 - 70.00	389	76,233,602.31	4.76	357	40.96	8.072	576	68.56
70.01 - 75.00	592	121,024,099.54	7.56	358	41.17	8.060	581	74.03
75.01 - 80.00	2,313	540,235,669.12	33.76	358	40.46	7.736	630	79.79
80.01 - 85.00	850	185,047,188.71	11.57	359	39.57	8.134	599	84.45
85.01 - 90.00	1,919	373,627,024.47	23.35	358	39.32	8.566	606	89.73
90.01 - 95.00	681	154,549,790.76	9.66	358	40.33	8.706	631	94.79
95.01 - 100.00	340	24,246,486.85	1.52	358	42.07	11.135	660	99.92
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	537	95,176,943.63	5.95	359	41.10	9.027	509	76.58
520 - 539	680	121,542,952.55	7.60	359	41.79	8.853	530	78.51
540 - 559	778	145,183,606.25	9.07	358	41.18	8.551	550	79.25
560 - 579	658	125,145,698.67	7.82	358	40.29	8.419	569	79.73
580 - 599	806	162,758,657.57	10.17	358	39.57	8.245	589	81.67
600 - 619	977	196,297,855.04	12.27	357	40.05	8.000	609	82.41
620 - 639	1,151	260,408,730.24	16.28	358	40.29	7.859	629	83.35
640 - 659	769	176,729,777.53	11.05	358	39.78	7.855	649	83.02
660 - 679	511	118,663,078.38	7.42	358	40.26	7.885	669	83.40
680 - 699	380	86,103,026.20	5.38	359	38.57	7.914	688	83.75
700 - 719	194	44,046,760.89	2.75	359	39.13	8.006	709	82.87
720 - 739	149	33,453,241.12	2.09	359	39.61	7.764	728	82.31
740 - 759	100	20,401,309.02	1.28	357	37.62	7.771	750	82.05
760 - 779	51	9,750,373.03	0.61	359	36.40	7.799	769	82.51
780 - 799	17	4,164,417.64	0.26	356	35.93	8.051	788	81.16
800 +	3	175,294.03	0.01	359	34.75	8.134	812	89.03
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio

RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	409	78,227,597.08	4.89	358	13.54	8.367	621	82.68
20.01 - 25.00	345	60,202,217.98	3.76	357	23.38	8.259	615	80.81
25.01 - 30.00	582	101,883,074.74	6.37	357	28.14	8.106	617	81.06
30.01 - 35.00	819	154,455,401.87	9.65	358	33.14	8.147	615	81.20
35.01 - 40.00	1,301	260,567,501.43	16.29	358	38.18	8.198	609	80.67
40.01 - 45.00	1,725	369,482,260.15	23.09	358	43.14	8.139	616	82.40
45.01 - 50.00	2,338	523,405,740.42	32.71	358	48.09	8.166	610	82.94
50.01 - 55.00	242	51,777,928.12	3.24	359	53.19	8.169	567	67.52
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	1,388	472,650,625.81	29.54	359	41.32	7.865	623	80.44
Florida	1,137	226,848,891.35	14.18	358	40.24	8.203	615	81.60
Arizona	701	118,023,957.48	7.38	358	39.20	8.431	614	80.92
Illinois	454	87,809,326.22	5.49	358	40.07	8.537	607	83.05
New York	262	80,779,173.82	5.05	358	42.00	7.822	618	79.65
Maryland	337	78,391,702.38	4.90	359	40.96	7.828	593	80.30
New Jersey	266	74,909,062.13	4.68	357	41.20	8.001	603	79.61
Ohio	524	53,814,843.76	3.36	355	37.77	8.236	590	86.96
Texas	347	40,146,678.47	2.51	355	37.81	8.690	597	82.43
Nevada	142	32,306,707.66	2.02	358	38.37	8.416	610	83.20
Michigan	291	32,225,992.95	2.01	358	38.82	8.896	590	84.35
Utah	153	26,962,748.55	1.69	359	37.52	8.251	643	83.29
Washington	115	24,331,421.95	1.52	359	38.44	8.182	611	81.51
Pennsylvania	150	21,873,888.14	1.37	358	37.47	8.404	587	80.40
Missouri	190	21,104,162.66	1.32	358	39.41	9.101	589	86.52
Massachusetts	80	20,992,742.47	1.31	359	40.70	8.100	618	80.31
Colorado	97	20,451,421.62	1.28	359	38.91	8.024	610	83.54
Wisconsin	134	17,555,014.48	1.10	359	41.71	8.916	598	84.47
Hawaii	43	16,262,266.32	1.02	359	38.51	7.396	632	78.10
Minnesota	92	14,995,663.12	0.94	358	41.22	8.663	599	83.80
Indiana	132	12,701,476.92	0.79	358	37.76	8.856	602	85.88
Connecticut	55	12,015,831.83	0.75	359	41.08	8.670	601	78.64
New Mexico	54	10,101,603.22	0.63	359	38.52	8.614	621	82.85
Oregon	47	9,199,273.41	0.57	356	40.32	8.332	583	82.62
Oklahoma	67	7,303,185.77	0.46	359	36.12	8.829	583	85.12
Louisiana	62	7,256,726.82	0.45	355	34.81	8.786	598	84.65
North Carolina	57	6,954,213.47	0.43	357	36.47	8.574	592	84.94
Tennessee	45	5,811,125.28	0.36	357	35.12	8.905	583	87.64
Kansas	39	4,758,206.65	0.30	359	41.02	8.871	580	83.93
Iowa	35	3,855,514.04	0.24	359	37.18	8.666	600	84.89
Kentucky	36	3,818,451.62	0.24	359	39.61	8.779	570	87.17
Idaho	23	3,760,518.69	0.24	359	38.02	8.480	587	82.06
Rhode Island	19	3,688,106.17	0.23	359	37.67	8.793	615	80.08
Maine	23	3,643,215.15	0.23	358	39.98	8.191	590	78.71
Nebraska	29	3,379,547.82	0.21	358	38.48	8.866	577	84.07
Georgia	24	3,278,357.16	0.20	359	39.64	8.468	590	86.51
South Carolina	18	2,661,644.89	0.17	358	36.13	8.589	553	85.60
Delaware	16	2,621,300.47	0.16	342	40.01	8.664	576	79.48
Arkansas	18	2,583,187.16	0.16	359	35.78	8.961	591	82.51
Alaska	13	2,336,907.27	0.15	359	43.45	8.455	601	85.22
Wyoming	9	1,382,865.28	0.09	359	42.79	7.962	612	86.37
Mississippi	14	1,359,112.90	0.08	358	33.73	8.708	565	86.36
New Hampshire	5	1,263,450.52	0.08	359	38.69	8.743	567	81.81
Alabama	14	1,201,089.88	0.08	359	38.10	9.239	582	88.25
Vermont	2	353,918.06	0.02	360	38.12	8.179	601	77.88
Montana	2	276,600.00	0.02	359	44.08	7.973	637	84.62
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	6,836	1,453,185,478.86	90.82	358	40.91	8.101	608	81.21
Investor	864	133,389,554.76	8.34	359	32.11	8.947	642	85.01
Second Home	61	13,426,688.17	0.84	359	38.87	8.281	646	85.51
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	5,072	974,884,585.41	60.93	358	40.12	7.967	598	81.06
Stated Documentation	2,034	473,477,475.65	29.59	358	40.55	8.590	640	82.26
Limited Documentation	655	151,639,660.73	9.48	359	39.22	8.192	608	82.68
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	4,588	954,494,661.34	59.66	358	40.38	8.122	592	79.65
Purchase	2,877	591,569,314.08	36.97	359	39.77	8.269	642	84.58
Refinance-Debt Consolidation No Cash Out***	296	53,937,746.37	3.37	357	40.68	8.010	608	82.43
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE TOTAL COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	5,588	1,159,663,716.33	72.48	358	39.97	8.001	627	82.62
II	1,382	286,173,096.59	17.89	358	40.34	8.378	581	81.65
III	378	76,180,527.38	4.76	358	40.79	8.910	557	78.50
IV	298	57,934,871.59	3.62	359	41.34	8.795	553	70.40
V	115	20,049,509.90	1.25	359	43.02	10.583	551	63.49
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family Detached	5,866	1,176,053,378.84	73.50	358	40.38	8.144	608	81.36
PUD Detached	836	198,915,430.44	12.43	359	39.43	8.273	613	82.74
Two-to Four-Family Detached	482	110,106,533.51	6.88	358	39.67	8.245	632	80.96
Condominium	544	108,216,666.82	6.76	358	39.59	8.219	631	82.38
PUD Attached	24	4,626,868.96	0.29	359	42.92	8.076	629	80.04
Single Family Attached	9	2,082,843.22	0.13	359	40.00	9.031	604	81.90
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	2,799	567,632,699.76	35.48	358	40.19	8.484	612	82.47
12 Months	283	75,842,042.21	4.74	358	40.13	8.294	619	80.71
24 Months	3,585	766,334,641.94	47.90	359	40.40	8.039	610	81.73
36 Months	1,094	190,192,337.88	11.89	356	39.12	7.736	612	78.56
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	7,047	1,247,666,600.98	77.98	358	39.91	8.225	608	81.06
Non-Conforming	714	352,335,120.81	22.02	359	41.07	7.986	624	83.37
Total:	7,761	1,600,001,721.79	100.00	358	40.16	8.173	611	81.57

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
11.500 - 11.999	27	6,962,328.96	0.49	356	34.97	5.752	631	79.62
12.000 - 12.499	174	49,366,001.54	3.48	358	40.24	6.298	637	77.83
12.500 - 12.999	643	175,741,183.75	12.38	358	41.09	6.775	632	79.09
13.000 - 13.499	777	196,256,063.89	13.82	359	40.66	7.247	633	79.86
13.500 - 13.999	1,133	274,773,686.25	19.36	359	40.06	7.740	626	80.62
14.000 - 14.499	865	187,878,033.05	13.23	359	40.58	8.237	608	81.87
14.500 - 14.999	1,023	206,328,477.86	14.53	359	39.92	8.727	595	83.61
15.000 - 15.499	679	127,468,644.65	8.98	359	40.13	9.227	587	84.95
15.500 - 15.999	574	103,415,457.67	7.28	359	38.54	9.720	588	86.86
16.000 - 16.499	243	41,297,757.70	2.91	359	39.72	10.218	582	85.84
16.500 - 16.999	165	31,645,850.78	2.23	359	40.41	10.744	579	83.42
17.000 - 17.499	54	8,124,288.77	0.57	359	41.05	11.217	567	79.72
17.500 - 17.999	35	6,593,819.72	0.46	359	36.77	11.667	554	80.67
18.000 - 18.499	21	3,247,692.39	0.23	359	42.70	12.183	549	72.66
18.500 - 18.999	2	520,921.17	0.04	359	38.19	12.541	513	63.15
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85
[1]Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	27	6,962,328.96	0.49	356	34.97	5.752	631	79.62
6.000 - 6.499	174	49,366,001.54	3.48	358	40.24	6.298	637	77.83
6.500 - 6.999	643	175,741,183.75	12.38	358	41.09	6.775	632	79.09
7.000 - 7.499	777	196,256,063.89	13.82	359	40.66	7.247	633	79.86
7.500 - 7.999	1,133	274,773,686.25	19.36	359	40.06	7.74	626	80.62
8.000 - 8.499	865	187,878,033.05	13.23	359	40.58	8.237	608	81.87
8.500 - 8.999	1,023	206,328,477.86	14.53	359	39.92	8.727	595	83.61
9.000 - 9.499	679	127,468,644.65	8.98	359	40.13	9.227	587	84.95
9.500 - 9.999	574	103,415,457.67	7.28	359	38.54	9.72	588	86.86
10.000 - 10.499	243	41,297,757.70	2.91	359	39.72	10.218	582	85.84
10.500 - 10.999	165	31,645,850.78	2.23	359	40.41	10.744	579	83.42
11.000 - 11.499	54	8,124,288.77	0.57	359	41.05	11.217	567	79.72
11.500 - 11.999	35	6,593,819.72	0.46	359	36.77	11.667	554	80.67
12.000 - 12.499	21	3,247,692.39	0.23	359	42.7	12.183	549	72.66
12.500 - 12.999	2	520,921.17	0.04	359	38.19	12.541	513	63.15
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85

1Original LTV if first lien, combined LTV if second lien

Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	349,303.18	0.02	356	34.64	9.189	567	89.74
4.000 - 4.249	17	5,494,060.76	0.39	356	37.46	7.936	610	80.68
4.500 - 4.749	2	610,707.03	0.04	357	53.70	7.161	548	76.30
6.000 - 6.249	6,390	1,412,264,482.62	99.48	359	40.19	8.170	612	81.86
6.750 - 6.999	1	174,320.00	0.01	360	44.00	7.600	670	80.00
7.000 - 7.249	3	727,334.56	0.05	358	47.94	7.462	647	82.38
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Jul-07	3	772,110.44	0.05	353	41.14	7.274	537	86.83
Aug-07	38	6,510,185.17	0.46	354	42.56	7.821	601	88.54
Sep-07	156	27,072,028.11	1.91	355	38.35	7.674	590	83.87
Oct-07	134	28,482,320.09	2.01	356	39.52	7.890	608	85.80
Nov-07	212	50,781,876.43	3.58	357	40.58	7.802	612	84.69
Dec-07	418	90,553,095.70	6.38	358	38.91	8.093	605	85.19
Jan-08	2,750	643,876,941.31	45.36	359	40.50	8.211	617	81.09
Feb-08	996	213,792,691.00	15.06	360	39.95	8.502	605	81.65
Aug-08	15	2,653,254.86	0.19	354	40.49	7.374	588	85.78
Sep-08	73	12,698,682.66	0.89	355	37.82	7.582	609	83.46
Oct-08	66	11,449,601.08	0.81	356	38.93	7.625	601	86.97
Nov-08	66	14,427,890.38	1.02	357	41.21	7.553	603	84.00
Dec-08	144	28,173,133.33	1.98	358	39.95	7.968	609	86.02
Jan-09	961	211,127,459.59	14.87	359	40.21	8.013	613	80.06
Feb-09	383	77,248,938.00	5.44	360	40.61	8.352	603	82.04
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85
Total:	6,415	1,419,620,208.15	100.00	359	40.19	8.169	612	81.85

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	5,490

Aggregate Current Principal Balance	$923,956,432.65
Average Current Principal Balance	$168,298.08		$20,000.00 – $616,500.00

Aggregate Original Principal Balance	$924,606,197.00
Average Original Principal Balance	$168,416.43		$20,000.00 – $616,500.00

Fully Amortizing Mortgage Loans	100.00%

1st Lien	99.70%

Weighted Avg. Gross Coupon	8.244%		5.500% - 12.900%

Weighted Avg. Original Term (months)	359		180 – 360
Weighted Avg. Remaining Term (months)	358		175 – 360

Weighted Avg. Margin(ARM Loans Only)	5.995%		3.750% - 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.299%		11.500% - 18.500%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.299%		5.500% - 12.500%

Weighted Avg. Original LTV (1)	81.28%		13.80% - 100.00%

Weighted Avg. Borrower FICO	600		500 – 813

Geographic Distribution (Top 5):	CA	15.96%
	FL	13.27%
	AZ	8.99%
	IL	7.12%
	MD	6.09%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	2,600	429,171,269.17	46.45	359	39.25	8.614	589	81.71
2 YR/6MO LIB - 2YR IO	3	509,420.00	0.06	356	44.36	7.566	654	88.36
2 YR/6MO LIB - 40YR	224	49,220,339.10	5.33	359	40.84	7.778	601	81.18
2 YR/6MO LIB - 5YR IO	306	69,245,349.01	7.49	358	40.51	7.492	650	85.47
3 YR/6MO LIB	1,106	187,434,484.59	20.29	359	39.72	8.250	594	81.15
3 YR/6MO LIB - 3YR IO	4	486,596.02	0.05	355	36.93	6.063	678	84.14
3 YR/6MO LIB - 40YR	117	27,418,126.26	2.97	359	41.64	7.591	614	80.13
3 YR/6MO LIB - 5YR IO	119	27,005,460.55	2.92	358	41.70	7.430	646	85.94
FIXED RATE	947	120,013,729.03	12.99	351	39.35	7.968	602	77.18
FIXED RATE - 40YR	56	11,810,153.65	1.28	359	41.74	7.517	613	76.57
FIXED RATE - 5YR IO	8	1,641,505.27	0.18	358	38.81	7.085	658	81.45
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28
[1]Original LTV if a first lien, Combined LTV if a second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 25,000.00	23	519,183.00	0.06	359	42.37	10.715	658	100.00
25,000.01 - 50,000.00	55	1,981,182.00	0.21	360	42.96	11.196	663	99.82
50,000.01 - 100,000.00	1,324	105,683,164.00	11.43	354	37.65	8.698	593	82.33
100,000.01 - 150,000.00	1,479	184,632,065.00	19.97	358	39.13	8.413	597	81.47
150,000.01 - 200,000.00	1,020	177,959,714.00	19.25	358	39.65	8.254	599	80.13
200,000.01 - 250,000.00	605	135,743,028.00	14.68	358	40.10	8.205	600	80.31
250,000.01 - 300,000.00	406	111,476,132.00	12.06	358	40.36	8.075	599	81.38
300,000.01 - 350,000.00	296	96,092,485.00	10.39	359	41.01	7.892	601	81.07
350,000.01 - 400,000.00	200	74,498,094.00	8.06	358	40.05	7.976	610	82.69
400,000.01 - 450,000.00	56	23,014,050.00	2.49	357	41.84	8.063	607	83.09
450,000.01 - 500,000.00	17	8,110,600.00	0.88	359	38.65	7.856	633	81.40
500,000.01 - 550,000.00	6	3,080,400.00	0.33	359	42.56	7.485	669	82.44
550,000.01 - 600,000.00	1	591,600.00	0.06	359	49.00	7.900	634	80.00
600,000.01 - 650,000.00	2	1,224,500.00	0.13	358	39.55	7.800	566	84.97
Total:	5,490	924,606,197.00	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	23	519,050.15	0.06	359	42.37	10.715	658	100.00
25,000.01 - 50,000.00	55	1,980,750.97	0.21	360	42.96	11.196	663	99.83
50,000.01 - 100,000.00	1,324	105,564,119.54	11.43	354	37.65	8.699	593	82.33
100,000.01 - 150,000.00	1,479	184,484,531.89	19.97	358	39.13	8.414	597	81.46
150,000.01 - 200,000.00	1,021	178,039,432.06	19.27	357	39.65	8.255	599	80.14
200,000.01 - 250,000.00	604	135,458,324.02	14.66	358	40.10	8.204	600	80.30
250,000.01 - 300,000.00	407	111,714,268.72	12.09	358	40.38	8.071	599	81.39
300,000.01 - 350,000.00	295	95,731,510.71	10.36	359	40.99	7.897	601	81.05
350,000.01 - 400,000.00	200	74,462,407.97	8.06	358	40.05	7.976	610	82.70
400,000.01 - 450,000.00	56	23,002,817.10	2.49	357	41.84	8.063	607	83.09
450,000.01 - 500,000.00	17	8,106,567.68	0.88	359	38.66	7.856	633	81.40
500,000.01 - 550,000.00	6	3,078,250.61	0.33	359	42.56	7.486	669	82.45
550,000.01 - 600,000.00	1	591,600.00	0.06	359	49.00	7.900	634	80.00
600,000.01 - 650,000.00	2	1,222,801.23	0.13	358	39.55	7.800	566	84.98
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	25	2,646,407.80	0.29	179	32.99	7.929	613	66.75
181 - 240	34	4,550,371.95	0.49	239	38.39	7.677	603	72.65
301 - 360	5,431	916,759,652.90	99.22	359	39.74	8.248	600	81.37
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	20	4,255,158.76	0.46	356	40.16	5.754	654	77.57
6.000 - 6.499	125	27,562,713.70	2.98	357	40.50	6.291	628	76.35
6.500 - 6.999	527	108,648,854.50	11.76	358	41.08	6.776	620	76.40
7.000 - 7.499	649	121,347,268.46	13.13	356	40.37	7.245	619	77.78
7.500 - 7.999	918	165,160,979.16	17.88	357	39.27	7.746	609	80.23
8.000 - 8.499	742	119,879,325.43	12.97	358	40.13	8.239	595	81.94
8.500 - 8.999	904	149,825,798.46	16.22	358	39.45	8.728	586	83.59
9.000 - 9.499	594	87,456,151.22	9.47	358	39.16	9.220	581	85.08
9.500 - 9.999	502	74,754,311.50	8.09	359	38.05	9.722	582	85.95
10.000 - 10.499	224	29,548,840.72	3.20	359	39.03	10.221	584	86.29
10.500 - 10.999	146	21,050,944.12	2.28	359	39.47	10.750	576	82.82
11.000 - 11.499	56	6,274,707.58	0.68	359	39.96	11.188	582	82.05
11.500 - 11.999	43	5,253,108.55	0.57	359	39.32	11.679	553	79.59
12.000 - 12.499	33	2,423,649.32	0.26	359	41.16	12.182	573	80.45
12.500 - 12.999	7	514,621.17	0.06	359	47.76	12.588	549	81.70
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 - 25.00	5	354,105.93	0.04	359	30.93	7.095	636	21.79
25.01 - 30.00	6	561,528.72	0.06	327	29.43	7.739	644	28.17
30.01 - 35.00	15	1,861,794.48	0.20	354	37.86	7.576	610	32.21
35.01 - 40.00	19	2,614,999.31	0.28	347	38.77	7.497	610	37.34
40.01 - 45.00	22	3,335,777.27	0.36	342	40.07	7.511	616	42.94
45.01 - 50.00	43	6,941,452.38	0.75	356	37.70	7.422	628	47.71
50.01 - 55.00	34	5,561,508.23	0.60	348	37.62	7.459	620	52.18
55.01 - 60.00	92	16,695,498.07	1.81	355	38.65	7.433	610	57.93
60.01 - 65.00	243	46,081,390.90	4.99	357	40.70	7.989	579	63.59
65.01 - 70.00	351	63,061,541.00	6.83	357	41.17	8.161	577	68.65
70.01 - 75.00	511	91,472,955.77	9.90	358	40.61	8.064	578	74.08
75.01 - 80.00	1,264	212,957,089.09	23.05	358	39.85	7.915	601	79.66
80.01 - 85.00	715	126,890,229.06	13.73	358	39.60	8.203	596	84.45
85.01 - 90.00	1,601	258,278,699.13	27.95	358	38.72	8.625	605	89.73
90.01 - 95.00	467	82,508,206.66	8.93	358	40.46	8.605	630	94.76
95.01 - 100.00	102	4,779,656.65	0.52	359	42.85	10.437	649	99.84
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	439	70,680,775.89	7.65	359	40.65	9.076	509	78.14
520 - 539	544	87,009,311.02	9.42	359	41.66	8.839	530	79.99
540 - 559	626	103,379,177.52	11.19	357	41.10	8.584	551	80.77
560 - 579	539	89,063,239.01	9.64	357	40.04	8.351	569	80.07
580 - 599	634	100,932,339.07	10.92	357	39.95	8.118	590	79.52
600 - 619	731	122,467,390.02	13.25	357	39.48	8.017	609	81.36
620 - 639	746	138,173,177.39	14.95	358	39.87	7.829	629	82.81
640 - 659	470	83,484,991.16	9.04	358	39.10	7.859	649	82.54
660 - 679	287	49,770,792.45	5.39	358	38.36	8.002	668	84.33
680 - 699	202	35,511,244.14	3.84	358	35.93	8.120	688	84.57
700 - 719	97	16,344,370.39	1.77	358	36.03	8.069	709	82.76
720 - 739	82	13,649,081.20	1.48	359	37.11	8.054	729	82.34
740 - 759	55	8,229,538.82	0.89	355	35.25	7.916	749	84.73
760 - 779	25	3,777,396.68	0.41	359	32.37	7.924	769	83.30
780 - 799	10	1,308,313.86	0.14	351	29.40	8.646	789	82.29
800 +	3	175,294.03	0.02	359	34.75	8.134	812	89.03
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	311	50,012,955.91	5.41	358	13.70	8.537	621	82.53
20.01 - 25.00	248	39,100,072.85	4.23	356	23.35	8.365	612	80.97
25.01 - 30.00	431	62,492,461.82	6.76	356	28.17	8.269	605	80.05
30.01 - 35.00	605	98,117,160.51	10.62	357	33.16	8.182	604	80.82
35.01 - 40.00	940	153,081,017.08	16.57	358	38.16	8.268	599	80.84
40.01 - 45.00	1,168	200,658,331.26	21.72	358	43.13	8.191	602	82.02
45.01 - 50.00	1,608	285,269,737.61	30.87	358	48.05	8.230	595	82.78
50.01 - 55.00	179	35,224,695.61	3.81	359	53.19	8.131	571	68.90
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	533	147,484,202.56	15.96	358	40.56	7.888	603	78.00
Florida	684	122,571,588.11	13.27	358	40.04	8.158	604	80.14
Arizona	535	83,021,312.97	8.99	357	39.06	8.274	610	80.58
Illinois	370	65,752,423.98	7.12	357	40.24	8.525	604	83.05
Maryland	269	56,230,126.65	6.09	359	40.18	7.860	589	79.80
Ohio	507	51,710,796.95	5.60	355	37.95	8.221	590	86.89
New Jersey	196	48,848,025.21	5.29	357	41.00	7.975	598	79.40
New York	166	42,809,092.19	4.63	357	41.71	7.769	608	77.47
Michigan	267	28,980,528.28	3.14	358	38.76	8.886	590	84.89
Texas	245	27,215,343.01	2.95	354	38.19	8.653	594	81.22
Nevada	97	19,830,070.55	2.15	357	38.07	8.209	605	81.47
Missouri	176	18,443,357.85	2.00	357	40.02	9.025	585	86.31
Washington	93	18,255,484.55	1.98	359	38.48	8.335	601	82.80
Pennsylvania	126	16,944,478.70	1.83	358	36.78	8.406	581	81.34
Wisconsin	126	16,382,697.71	1.77	359	41.37	8.937	599	84.96
Utah	113	15,274,928.09	1.65	359	38.78	8.246	629	84.38
Colorado	75	12,697,901.49	1.37	359	39.75	8.168	612	86.18
Minnesota	81	12,463,931.77	1.35	358	40.85	8.626	593	83.41
Massachusetts	50	12,335,513.12	1.34	359	40.72	8.328	597	80.59
Indiana	125	11,650,076.11	1.26	358	38.06	8.844	604	85.95
Hawaii	34	11,149,739.57	1.21	359	39.12	7.468	617	76.65
Connecticut	40	7,871,518.34	0.85	359	42.38	8.717	604	80.52
Oregon	42	7,478,191.56	0.81	356	40.30	8.439	586	81.97
New Mexico	43	7,337,306.08	0.79	359	38.55	8.666	614	83.81
Oklahoma	60	5,651,020.56	0.61	359	38.18	8.860	580	85.52
North Carolina	49	5,560,391.25	0.60	357	37.32	8.564	584	85.25
Louisiana	46	5,233,129.42	0.57	356	34.03	8.971	593	84.73
Tennessee	42	5,166,226.09	0.56	356	33.58	8.834	589	87.35
Kansas	34	4,280,880.62	0.46	359	41.34	8.911	574	83.39
Iowa	35	3,855,514.04	0.42	359	37.18	8.666	600	84.89
Maine	21	3,517,035.15	0.38	358	39.74	8.155	585	78.49
Kentucky	33	3,472,006.13	0.38	359	40.23	8.822	570	87.21
Idaho	21	3,205,061.69	0.35	359	37.26	8.755	583	82.42
Georgia	21	2,639,993.90	0.29	359	39.26	8.408	589	86.73
South Carolina	17	2,535,139.08	0.27	358	35.59	8.551	555	85.38
Nebraska	23	2,426,310.64	0.26	359	39.89	8.945	587	85.08
Rhode Island	13	2,418,353.67	0.26	359	39.64	8.718	609	77.88
Alaska	13	2,336,907.27	0.25	359	43.45	8.455	601	85.22
Delaware	14	2,043,806.75	0.22	338	40.45	8.498	591	80.43
Arkansas	16	2,020,002.34	0.22	359	41.82	8.605	595	79.70
New Hampshire	5	1,263,450.52	0.14	359	38.69	8.743	567	81.81
Wyoming	8	1,222,865.28	0.13	359	43.28	8.094	609	87.21
Alabama	13	952,802.00	0.10	358	37.60	9.314	569	86.49
Mississippi	9	786,382.79	0.09	358	31.95	8.913	540	83.50
Vermont	2	353,918.06	0.04	360	38.12	8.179	601	77.88
Montana	2	276,600.00	0.03	359	44.08	7.973	637	84.62
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	4,593	787,765,721.77	85.26	357	40.91	8.131	593	80.61
Investor	843	125,386,830.79	13.57	359	32.12	8.959	642	85.19
Second Home	54	10,803,880.09	1.17	359	40.09	8.156	645	84.75
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	3,885	630,881,718.65	68.28	357	40.17	8.067	589	80.92
Stated Documentation	1,224	222,398,959.53	24.07	358	38.71	8.723	631	81.95
Limited Documentation	381	70,675,754.47	7.65	359	38.74	8.313	597	82.38
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	4,001	723,836,869.82	78.34	357	40.06	8.145	592	80.02
Purchase	1,216	159,738,728.33	17.29	359	38.01	8.727	634	86.60
Refinance-Debt Consolidation No Cash Out***	273	40,380,834.50	4.37	356	40.21	8.110	599	82.84
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP I COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	3,676	606,379,482.68	65.63	357	39.44	8.041	615	82.36
II	1,179	206,896,213.90	22.39	358	40.09	8.389	579	81.53
III	314	56,489,343.54	6.11	358	40.04	8.860	560	79.26
IV	231	39,550,890.19	4.28	359	40.22	8.845	553	71.58
V	90	14,640,502.34	1.58	358	43.02	10.607	553	67.20
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family Detached	4,320	701,658,507.52	75.94	358	39.84	8.213	596	81.22
PUD Detached	462	90,766,621.32	9.82	358	39.82	8.305	602	81.96
Two-to Four-Family Detached	366	73,303,724.60	7.93	358	38.90	8.336	622	80.47
Condominium	322	54,694,501.75	5.92	358	38.84	8.395	619	82.05
PUD Attached	13	2,195,501.47	0.24	359	41.58	8.273	615	79.72
Single Family Attached	7	1,337,575.99	0.14	359	40.24	8.980	593	81.87
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,984	346,549,929.65	37.51	358	39.81	8.372	602	81.84
12 Months	172	34,862,340.72	3.77	357	39.36	8.520	612	80.63
24 Months	2,417	404,322,214.42	43.76	359	39.89	8.254	595	81.85
36 Months	917	138,221,947.86	14.96	355	39.04	7.826	607	78.38
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28
Total:	5,490	923,956,432.65	100.00	358	39.71	8.244	600	81.28

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
11.500 - 11.999	15	2,958,646.99	0.37	356	35.88	5.774	642	81.35
12.000 - 12.499	115	25,431,425.46	3.22	357	40.81	6.295	626	77.05
12.500 - 12.999	403	85,425,795.98	10.81	358	41.05	6.767	620	77.78
13.000 - 13.499	499	97,003,108.36	12.27	359	40.93	7.248	620	79.45
13.500 - 13.999	693	133,669,145.08	16.91	359	39.36	7.751	611	81.10
14.000 - 14.499	587	101,729,560.01	12.87	359	40.29	8.248	596	81.89
14.500 - 14.999	780	134,787,919.07	17.05	359	39.44	8.727	586	83.67
15.000 - 15.499	533	81,303,869.05	10.29	359	39.10	9.221	582	85.25
15.500 - 15.999	454	70,079,601.83	8.87	359	37.93	9.721	583	86.00
16.000 - 16.499	192	26,652,654.27	3.37	359	38.70	10.215	584	85.94
16.500 - 16.999	125	19,441,532.40	2.46	359	39.77	10.748	577	82.64
17.000 - 17.499	40	5,429,232.30	0.69	359	39.71	11.179	577	80.29
17.500 - 17.999	27	4,428,424.90	0.56	359	38.09	11.673	544	78.87
18.000 - 18.499	15	1,842,207.83	0.23	359	40.41	12.162	552	74.28
18.500 - 18.999	1	307,921.17	0.04	359	48.00	12.500	500	70.00
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	15	2,958,646.99	0.37	356	35.88	5.774	642	81.35
6.000 - 6.499	115	25,431,425.46	3.22	357	40.81	6.295	626	77.05
6.500 - 6.999	403	85,425,795.98	10.81	358	41.05	6.767	620	77.78
7.000 - 7.499	499	97,003,108.36	12.27	359	40.93	7.248	620	79.45
7.500 - 7.999	693	133,669,145.08	16.91	359	39.36	7.751	611	81.10
8.000 - 8.499	587	101,729,560.01	12.87	359	40.29	8.248	596	81.89
8.500 - 8.999	780	134,787,919.07	17.05	359	39.44	8.727	586	83.67
9.000 - 9.499	533	81,303,869.05	10.29	359	39.10	9.221	582	85.25
9.500 - 9.999	454	70,079,601.83	8.87	359	37.93	9.721	583	86.00
10.000 - 10.499	192	26,652,654.27	3.37	359	38.70	10.215	584	85.94
10.500 - 10.999	125	19,441,532.40	2.46	359	39.77	10.748	577	82.64
11.000 - 11.499	40	5,429,232.30	0.69	359	39.71	11.179	577	80.29
11.500 - 11.999	27	4,428,424.90	0.56	359	38.09	11.673	544	78.87
12.000 - 12.499	15	1,842,207.83	0.23	359	40.41	12.162	552	74.28
12.500 - 12.999	1	307,921.17	0.04	359	48.00	12.500	500	70.00
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	349,303.18	0.04	356	34.64	9.189	567	89.74
4.000 - 4.249	9	1,997,375.50	0.25	358	39.24	7.848	611	85.07
6.000 - 6.249	4,466	787,741,031.46	99.65	359	39.74	8.300	599	81.96
7.000 - 7.249	2	403,334.56	0.05	358	46.28	7.794	618	84.29
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
7/1/2007	2	282,085.07	0.04	353	41.38	7.836	566	90.00
8/1/2007	31	3,390,639.76	0.43	354	41.40	8.093	588	89.80
9/1/2007	120	16,791,003.94	2.12	355	39.01	7.910	588	86.12
10/1/2007	88	14,305,760.83	1.81	356	38.35	7.970	589	85.85
11/1/2007	159	28,037,119.80	3.55	357	39.93	8.172	595	85.77
12/1/2007	311	50,708,155.13	6.41	358	38.98	8.347	595	85.19
1/1/2008	1,735	315,051,051.75	39.86	359	39.96	8.390	600	80.92
2/1/2008	687	119,580,561.00	15.13	360	38.81	8.614	598	82.00
8/1/2008	12	1,358,531.26	0.17	354	35.97	7.455	616	88.17
9/1/2008	62	7,899,595.66	1.00	355	37.70	7.661	596	86.09
10/1/2008	57	8,379,400.46	1.06	356	38.44	7.884	591	86.64
11/1/2008	59	11,874,039.27	1.50	357	40.55	7.561	606	86.19
12/1/2008	123	20,299,019.16	2.57	358	39.46	8.034	602	86.36
1/1/2009	732	137,611,955.61	17.41	359	40.18	8.071	603	79.61
2/1/2009	301	54,922,126.00	6.95	360	40.99	8.337	601	82.16
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97
Total:	4,479	790,491,044.70	100.00	359	39.74	8.299	599	81.97

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	2,271

Aggregate Current Principal Balance	$676,045,289.14
Average Current Principal Balance	$297,686.17		$20,100.00 - $850,000.00

Aggregate Original Principal Balance	$676,358,350.00
Average Original Principal Balance	$297,824.02		$20,100.00 - $850,000.00

Fully Amortizing Mortgage Loans	100.00%

1st Lien	97.48%

Weighted Avg. Gross Coupon	8.075%		5.550% to 12.900%

Weighted Avg. Original Term (months)	360		240 to 360
Weighted Avg. Remaining Term (months)	359		235 to 360

Weighted Avg. Margin(ARM Loans Only)	5.988%		4.000% to 7.100%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.004%		11.550% to 18.600%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.004%		5.550% to 12.600%

Weighted Avg. Original LTV (1)	81.96%		23.97% to 100%

Weighted Avg. Borrower FICO	627		500 to 795

Geographic Distribution (Top 5)	CA	48.10%
	FL	15.42%
	NY	5.62%
	AZ	5.18%
	NJ	3.85%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	919	269,144,677.63	39.81	359	40.70	8.315	604	80.95
2 YR/6MO LIB - 2YR IO	13	4,880,010.00	0.72	355	37.52	6.977	650	87.56
2 YR/6MO LIB - 40YR	129	53,164,178.57	7.86	359	40.79	8.214	610	84.58
2 YR/6MO LIB - 5YR IO	513	186,506,004.77	27.59	359	41.22	7.570	666	82.03
3 YR/6MO LIB	240	72,580,894.10	10.74	359	40.06	8.055	615	79.40
3 YR/6MO LIB - 3YR IO	2	692,875.00	0.10	356	29.79	7.101	639	93.38
3 YR/6MO LIB - 40YR	37	14,322,760.59	2.12	359	41.35	8.179	618	87.83
3 YR/6MO LIB - 5YR IO	83	27,837,762.79	4.12	359	40.52	7.502	656	82.72
FIXED RATE	321	40,462,439.70	5.99	358	41.14	9.327	624	86.62
FIXED RATE - 40YR	9	4,010,735.99	0.59	359	39.21	7.391	611	76.86
FIXED RATE - 5YR IO	5	2,442,950.00	0.36	359	43.68	6.676	691	80.54
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 25,000.00	7	158,981.00	0.02	359	35.67	9.861	643	100.00
25,000.01 - 50,000.00	59	2,300,117.00	0.34	360	39.30	11.435	646	99.90
50,000.01 - 100,000.00	207	15,684,875.00	2.32	358	38.99	10.079	618	84.06
100,000.01 - 150,000.00	291	36,784,340.00	5.44	358	37.79	8.994	605	78.83
150,000.01 - 200,000.00	281	49,238,637.00	7.28	359	37.87	8.227	625	78.64
200,000.01 - 250,000.00	269	60,581,320.00	8.96	359	40.23	8.182	632	80.73
250,000.01 - 300,000.00	214	59,086,831.00	8.74	359	41.39	7.997	638	81.63
300,000.01 - 350,000.00	158	51,260,021.00	7.58	359	42.51	7.983	636	81.07
350,000.01 - 400,000.00	95	35,620,639.00	5.27	359	42.35	7.694	643	81.64
400,000.01 - 450,000.00	180	77,423,103.00	11.45	359	42.45	8.037	623	84.02
450,000.01 - 500,000.00	169	80,673,990.00	11.93	359	41.19	7.862	627	84.19
500,000.01 - 550,000.00	117	61,455,169.00	9.09	359	41.72	7.779	629	81.76
550,000.01 - 600,000.00	87	49,841,255.00	7.37	359	40.49	7.934	627	85.19
600,000.01 - 650,000.00	60	37,539,271.00	5.55	359	41.97	7.820	626	82.88
650,000.01 - 700,000.00	24	16,336,650.00	2.42	358	41.40	7.778	618	81.57
700,000.01 - 750,000.00	15	10,966,001.00	1.62	358	37.59	7.801	612	81.45
750,000.01 +	38	31,407,150.00	4.64	359	38.08	8.026	616	76.90
Total:	2,271	676,358,350.00	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 25,000.00	7	158,884.85	0.02	359	35.67	9.862	643	100.00
25,000.01 - 50,000.00	59	2,299,713.94	0.34	360	39.30	11.435	646	99.90
50,000.01 - 100,000.00	207	15,678,628.81	2.32	358	38.99	10.080	618	84.06
100,000.01 - 150,000.00	291	36,762,087.66	5.44	358	37.79	8.995	605	78.83
150,000.01 - 200,000.00	281	49,216,176.62	7.28	359	37.87	8.228	625	78.64
200,000.01 - 250,000.00	269	60,558,183.00	8.96	359	40.23	8.182	632	80.73
250,000.01 - 300,000.00	214	59,063,044.90	8.74	359	41.39	7.997	638	81.63
300,000.01 - 350,000.00	159	51,590,584.93	7.63	359	42.44	7.971	636	81.07
350,000.01 - 400,000.00	94	35,260,703.93	5.22	359	42.46	7.710	643	81.66
400,000.01 - 450,000.00	180	77,391,351.20	11.45	359	42.45	8.037	623	84.02
450,000.01 - 500,000.00	169	80,634,568.07	11.93	359	41.19	7.862	627	84.19
500,000.01 - 550,000.00	119	62,525,273.01	9.25	359	41.79	7.765	628	81.54
550,000.01 - 600,000.00	85	48,709,720.60	7.21	359	40.36	7.956	628	85.56
600,000.01 - 650,000.00	60	37,527,538.98	5.55	359	41.97	7.820	626	82.88
650,000.01 - 700,000.00	24	16,326,994.39	2.42	358	41.40	7.778	618	81.57
700,000.01 - 750,000.00	15	10,954,398.85	1.62	358	37.58	7.801	612	81.45
750,000.01 +	38	31,387,435.40	4.64	359	38.08	8.026	616	76.90
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
181 - 240	6	537,303.33	0.08	238	35.32	9.266	611	77.16
301 - 360	2,265	675,507,985.81	99.92	359	40.79	8.074	627	81.96
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	12	4,003,681.97	0.59	356	34.29	5.736	623	78.35
6.000 - 6.499	62	25,364,610.55	3.75	358	39.21	6.293	648	78.64
6.500 - 6.999	257	97,057,873.03	14.36	359	41.23	6.783	643	79.99
7.000 - 7.499	293	104,826,483.88	15.51	359	40.34	7.245	645	80.08
7.500 - 7.999	463	148,762,784.06	22.00	359	40.76	7.729	637	80.17
8.000 - 8.499	294	90,007,992.94	13.31	359	40.86	8.220	619	81.67
8.500 - 8.999	260	73,753,037.13	10.91	359	40.73	8.728	613	82.98
9.000 - 9.499	150	46,474,827.95	6.87	359	41.93	9.238	595	84.38
9.500 - 9.999	144	35,503,889.13	5.25	359	40.02	9.713	601	88.78
10.000 - 10.499	85	17,346,384.85	2.57	359	41.50	10.233	591	87.48
10.500 - 10.999	65	14,546,591.81	2.15	359	41.42	10.736	594	86.51
11.000 - 11.499	42	4,862,090.90	0.72	360	43.50	11.276	590	88.12
11.500 - 11.999	66	6,617,621.38	0.98	358	40.44	11.709	647	94.75
12.000 - 12.499	55	5,148,795.56	0.76	360	43.26	12.218	611	91.94
12.500 - 12.999	23	1,768,624.00	0.26	360	38.99	12.634	617	94.35
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
0.01 - 25.00	2	167,420.07	0.02	359	43.25	9.870	524	24.28
25.01 - 30.00	5	679,480.17	0.10	359	31.79	8.491	538	27.94
30.01 - 35.00	11	1,337,709.59	0.20	359	36.61	8.422	540	33.02
35.01 - 40.00	8	1,866,975.04	0.28	359	44.25	7.879	561	36.88
40.01 - 45.00	19	2,749,873.17	0.41	359	42.70	8.345	544	42.63
45.01 - 50.00	38	7,631,029.93	1.13	356	40.11	8.259	560	47.91
50.01 - 55.00	48	8,984,534.10	1.33	359	41.24	8.589	566	52.67
55.01 - 60.00	54	11,200,257.75	1.66	359	40.84	7.958	562	57.92
60.01 - 65.00	13	6,412,524.92	0.95	359	46.64	7.555	577	63.82
65.01 - 70.00	38	13,172,061.31	1.95	358	39.91	7.643	575	68.15
70.01 - 75.00	81	29,551,143.77	4.37	359	42.91	8.049	588	73.87
75.01 - 80.00	1,049	327,278,580.03	48.41	359	40.85	7.620	649	79.87
80.01 - 85.00	135	58,156,959.65	8.60	359	39.52	7.983	605	84.47
85.01 - 90.00	318	115,348,325.34	17.06	359	40.65	8.434	607	89.72
90.01 - 95.00	214	72,041,584.10	10.66	359	40.17	8.822	631	94.82
95.01 - 100.00	238	19,466,830.20	2.88	358	41.88	11.306	662	99.94
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	98	24,496,167.74	3.62	358	42.39	8.884	509	72.09
520 - 539	136	34,533,641.53	5.11	359	42.13	8.887	530	74.79
540 - 559	152	41,804,428.73	6.18	359	41.37	8.471	550	75.52
560 - 579	119	36,082,459.66	5.34	359	40.91	8.587	569	78.89
580 - 599	172	61,826,318.50	9.15	359	38.95	8.453	588	85.18
600 - 619	246	73,830,465.02	10.92	359	41.00	7.971	609	84.16
620 - 639	405	122,235,552.85	18.08	359	40.76	7.893	629	83.97
640 - 659	299	93,244,786.37	13.79	359	40.39	7.851	650	83.46
660 - 679	224	68,892,285.93	10.19	359	41.63	7.800	669	82.73
680 - 699	178	50,591,782.06	7.48	359	40.42	7.770	688	83.17
700 - 719	97	27,702,390.50	4.10	359	40.96	7.969	709	82.93
720 - 739	67	19,804,159.92	2.93	359	41.33	7.564	728	82.28
740 - 759	45	12,171,770.20	1.80	359	39.22	7.672	751	80.24
760 - 779	26	5,972,976.35	0.88	359	38.94	7.720	769	82.01
780 - 799	7	2,856,103.78	0.42	358	38.92	7.778	788	80.65
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	98	28,214,641.17	4.17	358	13.25	8.066	619	82.95
20.01 - 25.00	97	21,102,145.13	3.12	358	23.43	8.062	621	80.51
25.01 - 30.00	151	39,390,612.92	5.83	358	28.09	7.849	635	82.66
30.01 - 35.00	214	56,338,241.36	8.33	359	33.11	8.086	633	81.86
35.01 - 40.00	361	107,486,484.35	15.90	359	38.20	8.100	624	80.43
40.01 - 45.00	557	168,823,928.89	24.97	359	43.14	8.076	633	82.87
45.01 - 50.00	730	238,136,002.81	35.22	359	48.13	8.088	628	83.14
50.01 - 55.00	63	16,553,232.51	2.45	358	53.18	8.250	558	64.58
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	855	325,166,423.25	48.10	359	41.66	7.855	632	81.54
Florida	453	104,277,303.24	15.42	359	40.47	8.255	629	83.30
New York	96	37,970,081.63	5.62	359	42.33	7.882	630	82.11
Arizona	166	35,002,644.51	5.18	359	39.54	8.802	623	81.73
New Jersey	70	26,061,036.92	3.85	359	41.59	8.048	612	80.02
Maryland	68	22,161,575.73	3.28	359	42.94	7.745	604	81.56
Illinois	84	22,056,902.24	3.26	359	39.56	8.572	617	83.06
Texas	102	12,931,335.46	1.91	358	37.01	8.768	603	84.98
Nevada	45	12,476,637.11	1.85	359	38.86	8.745	620	85.96
Utah	40	11,687,820.46	1.73	359	35.87	8.257	661	81.87
Massachusetts	30	8,657,229.35	1.28	358	40.68	7.774	649	79.92
Colorado	22	7,753,520.13	1.15	359	37.55	7.790	607	79.21
Washington	22	6,075,937.40	0.90	359	38.30	7.721	639	77.61
Hawaii	9	5,112,526.75	0.76	359	37.17	7.239	664	81.28
Pennsylvania	24	4,929,409.44	0.73	359	39.85	8.399	607	77.16
Connecticut	15	4,144,313.49	0.61	359	38.61	8.580	597	75.07
Michigan	24	3,245,464.67	0.48	359	39.35	8.988	596	79.45
New Mexico	11	2,764,297.14	0.41	359	38.45	8.478	638	80.29
Missouri	14	2,660,804.81	0.39	359	35.19	9.629	613	88.03
Minnesota	11	2,531,731.35	0.37	360	43.03	8.846	624	85.69
Ohio	17	2,104,046.81	0.31	357	33.26	8.610	579	88.63
Louisiana	16	2,023,597.40	0.30	354	36.84	8.309	611	84.45
Oregon	5	1,721,081.85	0.25	357	40.41	7.868	568	85.44
Oklahoma	7	1,652,165.21	0.24	359	29.06	8.722	595	83.76
North Carolina	8	1,393,822.22	0.21	359	33.12	8.612	627	83.71
Rhode Island	6	1,269,752.50	0.19	359	33.92	8.935	627	84.28
Wisconsin	8	1,172,316.77	0.17	359	46.49	8.619	578	77.66
Indiana	7	1,051,400.81	0.16	358	34.38	8.991	590	85.09
Nebraska	6	953,237.18	0.14	356	34.91	8.663	552	81.49
Tennessee	3	644,899.19	0.10	359	47.49	9.470	540	90.00
Georgia	3	638,363.26	0.09	359	41.22	8.719	593	85.59
Delaware	2	577,493.72	0.09	358	38.44	9.251	521	76.15
Mississippi	5	572,730.11	0.08	358	36.19	8.427	600	90.27
Arkansas	2	563,184.82	0.08	359	14.10	10.240	580	92.59
Idaho	2	555,457.00	0.08	358	42.43	6.895	613	80.00
Kansas	5	477,326.03	0.07	359	38.14	8.516	637	88.79
Kentucky	3	346,445.49	0.05	359	33.42	8.346	569	86.75
Alabama	1	248,287.88	0.04	359	40.00	8.950	634	95.00
Wyoming	1	160,000.00	0.02	359	39.00	6.950	629	80.00
South Carolina	1	126,505.81	0.02	354	47.00	9.350	524	90.00
Maine	2	126,180.00	0.02	360	46.72	9.202	719	84.78
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	2,243	665,419,757.09	98.43	359	40.92	8.064	627	81.93
Investor	21	8,002,723.97	1.18	359	31.91	8.757	637	82.17
Second Home	7	2,622,808.08	0.39	359	33.82	8.794	649	88.65
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	1,187	344,002,866.76	50.88	359	40.03	7.783	615	81.31
Stated Documentation	810	251,078,516.12	37.14	359	42.19	8.473	647	82.53
Limited Documentation	274	80,963,906.26	11.98	359	39.63	8.085	618	82.95
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	1,661	431,830,585.75	63.88	359	40.41	8.100	645	83.84
Refinance-Debt Consolidation Cash Out**	587	230,657,791.52	34.12	359	41.39	8.050	593	78.48
Refinance-Debt Consolidation No Cash Out***	23	13,556,911.87	2.01	359	42.11	7.711	636	81.20
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP II COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	1,912	553,284,233.65	81.84	359	40.55	7.957	639	82.90
II	203	79,276,882.69	11.73	359	40.99	8.348	587	81.99
III	64	19,691,183.84	2.91	359	42.95	9.052	548	76.30
IV	67	18,383,981.40	2.72	359	43.75	8.689	552	67.85
V	25	5,409,007.56	0.80	359	43.04	10.519	547	53.45
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family Detached	1,546	474,394,871.32	70.17	359	41.16	8.040	625	81.56
PUD Detached	374	108,148,809.12	16.00	359	39.10	8.246	621	83.39
Condominium	222	53,522,165.07	7.92	358	40.36	8.039	643	82.72
Two-to Four-Family Detached	116	36,802,808.91	5.44	359	41.20	8.063	651	81.95
PUD Attached	11	2,431,367.49	0.36	358	44.12	7.898	642	80.32
Single Family Attached	2	745,267.23	0.11	359	39.56	9.122	622	81.95
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	815	221,082,770.11	32.70	359	40.79	8.658	629	83.47
12 Months	111	40,979,701.49	6.06	359	40.78	8.102	626	80.78
24 Months	1,168	362,012,427.52	53.55	359	40.98	7.799	627	81.59
36 Months	177	51,970,390.02	7.69	358	39.35	7.497	624	79.03
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Non-Conforming	714	352,335,120.81	52.12	359	41.07	7.986	624	83.37
Conforming	1,557	323,710,168.33	47.88	359	40.47	8.172	631	80.42
Total:	2,271	676,045,289.14	100.00	359	40.78	8.075	627	81.96

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
11.500 - 11.999	12	4,003,681.97	0.64	356	34.29	5.736	623	78.35
12.000 - 12.499	59	23,934,576.08	3.80	358	39.63	6.301	648	78.66
12.500 - 12.999	240	90,315,387.77	14.36	359	41.13	6.783	644	80.33
13.000 - 13.499	278	99,252,955.53	15.78	359	40.39	7.245	646	80.26
13.500 - 13.999	440	141,104,541.17	22.43	359	40.72	7.730	640	80.16
14.000 - 14.499	278	86,148,473.04	13.69	359	40.93	8.224	621	81.85
14.500 - 14.999	243	71,540,558.79	11.37	359	40.83	8.728	614	83.51
15.000 - 15.499	146	46,164,775.60	7.34	359	41.95	9.238	596	84.42
15.500 - 15.999	120	33,335,855.84	5.30	359	39.83	9.717	599	88.64
16.000 - 16.499	51	14,645,103.43	2.33	359	41.56	10.225	579	85.65
16.500 - 16.999	40	12,204,318.38	1.94	359	41.44	10.738	580	84.66
17.000 - 17.499	14	2,695,056.47	0.43	359	43.76	11.295	548	78.57
17.500 - 17.999	8	2,165,394.82	0.34	359	34.05	11.655	574	84.35
18.000 - 18.499	6	1,405,484.56	0.22	359	45.71	12.211	544	70.53
18.500 - 18.999	1	213,000.00	0.03	360	24.00	12.600	533	53.25
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	12	4,003,681.97	0.64	356	34.29	5.736	623	78.35
6.000 - 6.499	59	23,934,576.08	3.80	358	39.63	6.301	648	78.66
6.500 - 6.999	240	90,315,387.77	14.36	359	41.13	6.783	644	80.33
7.000 - 7.499	278	99,252,955.53	15.78	359	40.39	7.245	646	80.26
7.500 - 7.999	440	141,104,541.17	22.43	359	40.72	7.730	640	80.16
8.000 - 8.499	278	86,148,473.04	13.69	359	40.93	8.224	621	81.85
8.500 - 8.999	243	71,540,558.79	11.37	359	40.83	8.728	614	83.51
9.000 - 9.499	146	46,164,775.60	7.34	359	41.95	9.238	596	84.42
9.500 - 9.999	120	33,335,855.84	5.30	359	39.83	9.717	599	88.64
10.000 - 10.499	51	14,645,103.43	2.33	359	41.56	10.225	579	85.65
10.500 - 10.999	40	12,204,318.38	1.94	359	41.44	10.738	580	84.66
11.000 - 11.499	14	2,695,056.47	0.43	359	43.76	11.295	548	78.57
11.500 - 11.999	8	2,165,394.82	0.34	359	34.05	11.655	574	84.35
12.000 - 12.499	6	1,405,484.56	0.22	359	45.71	12.211	544	70.53
12.500 - 12.999	1	213,000.00	0.03	360	24.00	12.600	533	53.25
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.000 - 4.249	8	3,496,685.26	0.56	355	36.44	7.987	609	78.17
4.500 - 4.749	2	610,707.03	0.10	357	53.70	7.161	548	76.30
6.000 - 6.249	1,924	624,523,451.16	99.27	359	40.76	8.006	627	81.72
6.750 - 6.999	1	174,320.00	0.03	360	44.00	7.600	670	80.00
7.000 - 7.249	1	324,000.00	0.05	359	50.00	7.050	683	80.00
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
7/1/2007	1	490,025.37	0.08	353	41.00	6.950	521	85.00
8/1/2007	7	3,119,545.41	0.50	354	43.83	7.525	615	87.16
9/1/2007	36	10,281,024.17	1.63	355	37.27	7.289	593	80.20
10/1/2007	46	14,176,559.26	2.25	356	40.70	7.809	627	85.74
11/1/2007	53	22,744,756.63	3.62	357	41.38	7.347	633	83.37
12/1/2007	107	39,844,940.57	6.33	358	38.83	7.770	618	85.18
1/1/2008	1,015	328,825,889.56	52.27	359	41.02	8.039	634	81.25
2/1/2008	309	94,212,130.00	14.98	360	41.40	8.359	614	81.21
8/1/2008	3	1,294,723.60	0.21	354	45.23	7.290	559	83.26
9/1/2008	11	4,799,087.00	0.76	355	38.02	7.452	631	79.13
10/1/2008	9	3,070,200.62	0.49	356	40.27	6.917	629	87.87
11/1/2008	7	2,553,851.11	0.41	357	44.30	7.515	590	73.82
12/1/2008	21	7,874,114.17	1.25	358	41.19	7.799	629	85.13
1/1/2009	229	73,515,503.98	11.69	359	40.28	7.906	633	80.89
2/1/2009	82	22,326,812.00	3.55	360	39.67	8.389	607	81.74
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70
Total:	1,936	629,129,163.45	100.00	359	40.76	8.004	627	81.70

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	1,056

Aggregate Current Principal Balance	$321,247,933.41
Average Current Principal Balance	$304,212.06		$63,750.00 to $850,000.00

Aggregate Original Principal Balance	$321,252,936.00
Average Original Principal Balance	$304,216.80		$63,750.00 to $850,000.00

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	7.514%		5.500% to 10.650%

Weighted Avg. Original Term (months)	360		240 to 360
Weighted Avg. Remaining Term (months)	359		238 to 360

Weighted Avg. Margin(ARM Loans Only)	5.998%		4.000% to 7.100%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.522%		11.500% to 16.650%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.522%		5.500% to 10.650%

Weighted Avg. Original LTV (1)	83.27%		43.79% to 95.00%

Weighted Avg. Borrower FICO	660		620 to 797

Geographic Distribution (Top 5):	CA	56.90%
	FL	10.37%
	AZ	7.15%
	MD	3.43%
	NY	3.00%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB - 2YR IO	16	5,389,430.00	1.68	356	38.17	7.033	651	87.64
2 YR/6MO LIB - 5YR IO	819	255,751,353.78	79.61	359	41.03	7.548	662	82.96
3 YR/6MO LIB - 3YR IO	6	1,179,471.02	0.37	356	32.74	6.673	655	89.57
3 YR/6MO LIB - 5YR IO	202	54,843,223.34	17.07	359	41.10	7.466	651	84.31
FIXED RATE - 5YR IO	13	4,084,455.27	1.27	358	41.72	6.840	678	80.91
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27
[1] Original LTV if first lien, combined LTV if second lien.
Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
50,000.01 - 100,000.00	15	1,351,806.00	0.42	358	37.13	7.593	659	85.97
100,000.01 - 150,000.00	130	16,992,546.00	5.29	358	40.43	7.682	657	82.58
150,000.01 - 200,000.00	169	29,524,684.00	9.19	358	38.85	7.622	657	82.16
200,000.01 - 250,000.00	135	30,471,793.00	9.49	359	39.90	7.619	662	83.57
250,000.01 - 300,000.00	143	39,559,821.00	12.31	359	40.81	7.590	660	82.95
300,000.01 - 350,000.00	116	37,747,187.00	11.75	359	41.86	7.407	653	82.88
350,000.01 - 400,000.00	92	34,313,744.00	10.68	359	42.71	7.393	660	84.42
400,000.01 - 450,000.00	78	33,222,328.00	10.34	359	42.58	7.591	657	83.79
450,000.01 - 500,000.00	66	31,284,087.00	9.74	359	40.25	7.322	663	84.71
500,000.01 - 550,000.00	43	22,555,270.00	7.02	359	42.17	7.387	664	81.88
550,000.01 - 600,000.00	27	15,561,836.00	4.84	359	41.83	7.682	669	85.65
600,000.01 - 650,000.00	23	14,371,134.00	4.47	359	42.59	7.418	661	81.54
650,000.01 - 700,000.00	8	5,438,200.00	1.69	358	38.84	7.384	652	80.51
700,000.01 - 750,000.00	4	2,964,500.00	0.92	358	29.45	7.335	652	83.32
750,000.01 +	7	5,894,000.00	1.83	358	36.51	7.850	677	81.64
Total:	1,056	321,252,936.00	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	15	1,351,806.00	0.42	358	37.13	7.593	659	85.97
100,000.01 - 150,000.00	130	16,991,853.57	5.29	358	40.43	7.682	657	82.58
150,000.01 - 200,000.00	169	29,524,466.13	9.19	358	38.85	7.622	657	82.16
200,000.01 - 250,000.00	135	30,471,391.57	9.49	359	39.90	7.619	662	83.57
250,000.01 - 300,000.00	143	39,559,477.00	12.31	359	40.81	7.590	660	82.95
300,000.01 - 350,000.00	116	37,744,713.27	11.75	359	41.86	7.407	653	82.88
350,000.01 - 400,000.00	92	34,313,444.00	10.68	359	42.71	7.393	660	84.42
400,000.01 - 450,000.00	78	33,221,754.99	10.34	359	42.58	7.591	657	83.79
450,000.01 - 500,000.00	66	31,284,086.88	9.74	359	40.25	7.322	663	84.71
500,000.01 - 550,000.00	43	22,555,270.00	7.02	359	42.17	7.387	664	81.88
550,000.01 - 600,000.00	27	15,561,836.00	4.84	359	41.83	7.682	669	85.65
600,000.01 - 650,000.00	23	14,371,134.00	4.47	359	42.59	7.418	661	81.54
650,000.01 - 700,000.00	8	5,438,200.00	1.69	358	38.84	7.384	652	80.51
700,000.01 - 750,000.00	4	2,964,500.00	0.92	358	29.45	7.335	652	83.32
750,000.01 +	7	5,894,000.00	1.83	358	36.51	7.850	677	81.64
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
181 - 240	1	180,000.00	0.06	238	33.00	6.650	646	90.00
301 - 360	1,055	321,067,933.41	99.94	359	40.98	7.514	660	83.26
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	13	3,143,186.81	0.98	356	32.31	5.724	650	81.87
6.000 - 6.499	54	16,439,293.59	5.12	358	40.98	6.286	659	82.46
6.500 - 6.999	208	69,590,180.63	21.66	358	41.92	6.768	656	82.68
7.000 - 7.499	236	75,341,017.98	23.45	359	40.68	7.232	662	83.12
7.500 - 7.999	283	83,630,881.94	26.03	359	40.63	7.725	664	82.76
8.000 - 8.499	134	36,774,250.03	11.45	359	40.92	8.221	656	83.65
8.500 - 8.999	76	20,425,558.38	6.36	359	40.49	8.721	663	85.55
9.000 - 9.499	31	10,174,977.05	3.17	359	43.27	9.184	654	84.75
9.500 - 9.999	16	4,205,387.00	1.31	359	41.60	9.686	651	89.54
10.000 - 10.499	3	1,199,250.00	0.37	359	40.76	10.345	641	88.37
10.500 - 10.999	2	323,950.00	0.10	358	32.05	10.650	642	95.00
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
40.01 - 45.00	1	148,000.00	0.05	359	34.00	6.950	653	43.79
45.01 - 50.00	3	1,109,000.00	0.35	360	40.44	7.074	643	47.83
50.01 - 55.00	2	470,295.00	0.15	359	23.94	8.785	630	51.24
55.01 - 60.00	5	1,126,250.00	0.35	359	36.48	6.575	647	56.69
60.01 - 65.00	5	1,470,900.00	0.46	359	41.04	6.957	661	64.49
65.01 - 70.00	6	1,618,500.00	0.50	359	43.61	7.299	641	67.59
70.01 - 75.00	14	4,235,749.00	1.32	359	41.29	6.977	679	73.72
75.01 - 80.00	649	195,442,826.04	60.84	359	41.85	7.514	668	79.95
80.01 - 85.00	74	24,058,387.62	7.49	358	38.68	7.150	649	84.52
85.01 - 90.00	152	47,543,993.60	14.80	358	39.08	7.384	645	89.51
90.01 - 95.00	145	44,024,032.15	13.70	358	40.57	7.953	646	94.75
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
620 - 639	390	115,224,292.10	35.87	358	41.10	7.508	629	84.76
640 - 659	267	81,008,507.92	25.22	358	39.95	7.526	650	83.31
660 - 679	149	47,948,239.06	14.93	359	42.01	7.536	668	82.73
680 - 699	103	32,173,581.00	10.02	359	40.56	7.486	688	81.64
700 - 719	62	18,244,811.31	5.68	359	43.42	7.614	709	81.14
720 - 739	45	13,712,336.00	4.27	359	42.28	7.521	727	81.50
740 - 759	23	7,042,966.02	2.19	359	40.03	7.255	751	81.01
760 - 779	14	4,574,400.00	1.42	359	36.53	7.420	770	81.05
780 - 799	3	1,318,800.00	0.41	358	37.34	7.331	786	76.97
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 20.00	26	8,449,476.00	2.63	358	14.68	7.401	656	86.00
20.01 - 25.00	35	9,818,442.94	3.06	359	23.30	7.684	650	83.58
25.01 - 30.00	70	20,547,064.44	6.40	358	27.99	7.475	660	83.71
30.01 - 35.00	116	32,291,095.86	10.05	358	33.42	7.543	658	84.42
35.01 - 40.00	148	41,856,361.20	13.03	359	38.29	7.451	663	81.53
40.01 - 45.00	301	93,473,028.26	29.10	359	43.22	7.553	663	83.35
45.01 - 50.00	357	113,772,214.83	35.42	359	47.97	7.503	657	83.16
50.01 - 55.00	3	1,040,249.88	0.32	357	52.48	6.776	651	87.73
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	470	182,782,600.81	56.90	359	41.27	7.446	661	82.55
Florida	138	33,329,312.30	10.37	358	40.91	7.703	658	83.73
Arizona	125	22,959,715.22	7.15	358	39.14	7.839	658	83.68
Maryland	34	11,032,406.73	3.43	359	41.15	7.217	649	87.37
New York	24	9,651,924.56	3.00	358	45.75	7.169	650	85.01
Illinois	36	8,212,311.15	2.56	359	40.23	8.168	648	84.64
Nevada	30	7,171,805.44	2.23	358	40.11	7.354	649	82.23
New Jersey	20	6,890,518.06	2.14	358	43.65	7.315	657	84.67
Utah	29	6,634,740.00	2.07	359	37.08	7.553	696	83.02
Washington	16	5,048,960.94	1.57	359	40.69	7.723	662	82.75
Hawaii	11	4,753,433.00	1.48	359	37.23	7.129	673	83.63
Colorado	22	4,725,200.00	1.47	358	38.75	7.426	652	87.22
Massachusetts	10	2,810,900.00	0.87	359	38.28	7.535	673	81.52
Minnesota	11	1,963,304.00	0.61	359	42.61	7.764	658	84.39
New Mexico	8	1,954,188.00	0.61	359	40.98	7.872	677	82.32
Michigan	11	1,590,536.79	0.50	358	40.30	7.610	649	84.52
Missouri	10	1,254,118.00	0.39	359	40.52	7.864	648	84.89
Texas	8	1,153,028.00	0.36	358	42.96	8.093	669	80.69
Ohio	8	914,199.94	0.28	357	39.33	7.029	648	86.33
North Carolina	3	892,000.00	0.28	358	36.94	7.818	642	89.83
Wisconsin	5	796,685.00	0.25	359	45.22	7.991	640	82.56
Connecticut	3	755,800.00	0.24	358	44.73	8.220	642	82.36
Pennsylvania	3	599,500.00	0.19	357	45.90	6.957	647	85.15
Louisiana	3	475,096.02	0.15	357	32.01	8.467	667	87.98
Idaho	2	362,320.00	0.11	357	46.33	6.528	638	80.00
Oregon	2	336,000.00	0.10	359	44.60	6.848	635	80.00
Kentucky	2	306,000.00	0.10	358	31.12	8.371	631	90.00
Nebraska	2	273,560.00	0.09	359	32.94	7.666	626	80.00
Rhode Island	1	270,750.00	0.08	359	41.00	9.850	627	95.00
Alaska	1	267,899.45	0.08	357	47.00	7.300	646	95.00
Iowa	2	182,820.00	0.06	356	35.72	6.736	635	88.57
Indiana	1	168,000.00	0.05	359	20.00	7.150	657	88.42
Wyoming	1	160,000.00	0.05	359	39.00	6.950	629	80.00
Kansas	1	150,400.00	0.05	359	46.00	7.500	686	80.00
Montana	1	148,800.00	0.05	359	39.00	7.950	659	80.00
Georgia	1	135,000.00	0.04	356	30.00	6.375	649	90.00
Maine	1	134,100.00	0.04	355	50.00	6.650	634	90.00
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Primary	1,042	317,875,393.36	98.95	359	41.05	7.513	660	83.20
Second Home	13	3,166,722.05	0.99	357	33.67	7.579	657	89.95
Investor	1	205,818.00	0.06	359	30.00	8.050	664	90.00
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	599	175,857,675.26	54.74	358	40.58	7.214	656	84.31
Stated Documentation	360	116,084,067.21	36.14	359	41.83	7.990	668	81.44
Limited Documentation	97	29,306,190.94	9.12	358	39.91	7.421	654	84.26
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	641	195,706,196.61	60.92	359	41.42	7.612	668	81.46
Refinance-Debt Consolidation Cash Out**	385	118,328,991.20	36.83	358	40.14	7.365	646	86.19
Refinance-Debt Consolidation No Cash Out***	30	7,212,745.60	2.25	359	42.44	7.261	654	84.40
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
I	992	300,161,398.41	93.44	359	40.88	7.511	661	83.05
II	64	21,086,535.00	6.56	358	42.24	7.547	641	86.39
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family Detached	763	234,887,355.94	73.12	358	41.20	7.488	659	83.37
PUD Detached	131	38,018,278.74	11.83	359	39.86	7.543	657	83.08
Condominium	106	26,751,853.73	8.33	358	40.45	7.690	665	83.65
Two-to Four-Family Detached	50	19,374,445.00	6.03	359	40.59	7.483	675	82.02
PUD Attached	5	1,616,000.00	0.50	358	47.70	7.412	665	83.52
Single Family Attached	1	600,000.00	0.19	359	38.00	9.200	638	80.00
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	226	72,570,496.95	22.59	359	40.63	7.949	658	83.94
12 Months	45	16,019,267.00	4.99	359	42.20	7.876	671	83.47
24 Months	686	207,127,288.72	64.48	358	41.10	7.378	660	83.00
36 Months	99	25,530,880.74	7.95	358	40.07	7.150	657	83.37
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	843	208,441,133.54	64.88	359	41.12	7.542	659	83.14
Non-Conforming	213	112,806,799.87	35.12	359	40.69	7.460	662	83.51
Total:	1,056	321,247,933.41	100.00	359	40.97	7.514	660	83.27

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
11.500 - 11.999	13	3,143,186.81	0.99	356	32.31	5.724	650	81.87
12.000 - 12.499	53	15,823,293.59	4.99	358	40.67	6.291	658	82.55
12.500 - 12.999	202	67,647,925.36	21.33	358	41.88	6.770	656	82.75
13.000 - 13.499	231	73,922,817.98	23.31	359	40.76	7.233	661	83.14
13.500 - 13.999	283	83,630,881.94	26.37	359	40.63	7.725	664	82.76
14.000 - 14.499	134	36,774,250.03	11.59	359	40.92	8.221	656	83.65
14.500 - 14.999	75	20,317,558.38	6.41	359	40.49	8.722	663	85.58
15.000 - 15.499	31	10,174,977.05	3.21	359	43.27	9.184	654	84.75
15.500 - 15.999	16	4,205,387.00	1.33	359	41.60	9.686	651	89.54
16.000 - 16.499	3	1,199,250.00	0.38	359	40.76	10.345	641	88.37
16.500 - 16.999	2	323,950.00	0.10	358	32.05	10.650	642	95.00
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
5.500 - 5.999	13	3,143,186.81	0.99	356	32.31	5.724	650	81.87
6.000 - 6.499	53	15,823,293.59	4.99	358	40.67	6.291	658	82.55
6.500 - 6.999	202	67,647,925.36	21.33	358	41.88	6.770	656	82.75
7.000 - 7.499	231	73,922,817.98	23.31	359	40.76	7.233	661	83.14
7.500 - 7.999	283	83,630,881.94	26.37	359	40.63	7.725	664	82.76
8.000 - 8.499	134	36,774,250.03	11.59	359	40.92	8.221	656	83.65
8.500 - 8.999	75	20,317,558.38	6.41	359	40.49	8.722	663	85.58
9.000 - 9.499	31	10,174,977.05	3.21	359	43.27	9.184	654	84.75
9.500 - 9.999	16	4,205,387.00	1.33	359	41.60	9.686	651	89.54
10.000 - 10.499	3	1,199,250.00	0.38	359	40.76	10.345	641	88.37
10.500 - 10.999	2	323,950.00	0.10	358	32.05	10.650	642	95.00
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.000 - 4.249	2	486,000.00	0.15	357	45.46	7.786	639	90.00
6.000 - 6.249	1,040	316,353,478.14	99.74	359	40.94	7.522	660	83.29
7.000 - 7.249	1	324,000.00	0.10	359	50.00	7.050	683	80.00
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Aug-07	2	1,165,410.00	0.37	354	47.79	6.852	642	90.00
Sep-07	15	4,088,920.00	1.29	355	37.13	6.348	644	80.62
Oct-07	23	6,372,165.94	2.01	356	41.92	7.367	674	87.09
Nov-07	74	25,063,343.32	7.90	357	40.68	7.107	645	88.49
Dec-07	93	28,147,418.52	8.87	357	40.28	7.409	647	87.30
Jan-08	575	180,208,626.00	56.82	359	41.05	7.655	666	81.75
Feb-08	53	16,094,900.00	5.07	360	41.84	7.544	666	80.36
Aug-08	1	131,346.02	0.04	354	36.00	5.650	744	80.00
Sep-08	7	1,011,770.79	0.32	355	42.45	6.889	652	86.41
Oct-08	9	2,750,297.05	0.87	356	38.44	7.308	639	91.58
Nov-08	25	5,977,423.46	1.88	357	41.60	7.033	644	88.58
Dec-08	26	7,842,491.04	2.47	358	43.39	7.509	634	87.93
Jan-09	134	36,367,566.00	11.47	359	40.56	7.530	657	82.44
Feb-09	6	1,941,800.00	0.61	360	38.89	7.591	653	83.49
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30
Total:	1,043	317,163,478.14	100.00	359	40.96	7.522	660	83.30

1 Original LTV if first lien, combined LTV if second lien.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Barclays Capital

Syndicate
Craig Leonard	212-412-2663
Brain Dixon	212-412-2663

Banking
Joseph O’Doherty	212-412-5517
Glen Greeley	212-412-6741
Kwaw deGraft-Johnson	212-412-6773
Katherine Young	212-412-1116
Keith Helwig	212-412-7645

Structuring
Roopali Gupta	212-412-5274
Anita Kelly	212-412-6897

Rating Agencies

Moody’s
Keren Gabay	(212) 553-2728

Standard & Poor’s
Linda Kwok	(212) 438-2610

Fitch
Andrea Murad	(212) 908-0896